Exhibit 99.2

Isoray To Announce First Quarter Fiscal 2022 Financial Results on November 10, 2021

Conference Call is Wednesday, November 10, 2021 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash. , Oct. 29, 2021 (GLOBE NEWSWIRE) -- Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the first quarter fiscal 2022 ended September 30, 2021 on Wednesday, November 10, 2021, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter fiscal year 2022 after the close of the U.S. stock markets on November 10, 2021.

To listen to the conference call, please dial (888) 506-0062. For callers outside the U.S., please dial (973) 528-0011.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/43432. The webcast will be available until February 10, 2022 following the conference call.

About Isoray
Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Follow us on LinkedIn and Twitter.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747